UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010 (May 18, 2010)

ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-0064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 18, 2010, Allied Healthcare International Inc. (the “Company”) held its annual meeting of stockholders. As of March 29, 2010, the record date for the annual meeting, there were 45,136,229 shares of common stock of the Company outstanding and entitled to vote at the meeting. Of the shares entitled to vote at the annual meeting, 34,270,993 shares, or approximately 75.93% of the shares outstanding and entitled to vote at the record date, were present in person or by proxy at the annual meeting.

At the annual meeting the shareholders of the Company (i) elected seven directors to the board of directors of the Company; (ii) ratified the Rights Agreement, dated April 2, 2009, as amended, between the Company and Computershare Trust Company, N.A., as rights agent; and (iii) ratified the appointment of Eisner LLP as the independent auditors of the Company for the fiscal year ending September 30, 2010.

The results of the voting on the three matters were as follows:

(i) Election of Directors:

	For	Withhold Authority	Broker Non-Votes
Alexander (Sandy) Young	27,901,047	639,821	5,730,125
Sophia Corona	27,791,551	749,317	5,730,125
G. Richard Green	27,901,137	639,731	5,730,125
Mark Hanley	27,795,892	744,976	5,730,125
Wayne Palladino	27,330,765	1,210,103	5,730,125
Jeffrey S. Peris	27,900,947	639,921	5,730,125
Ann Thornburg	27,793,892	746,976	5,730,125

(ii) Ratification of the Rights Agreement:

For	Against	Abstain	Broker Non-Votes
23,136,691	5,377,644	26,533	5,730,125

(iii) Ratification of the Auditors:

For	Against	Abstain	Broker Non-Votes
34,245,899	22,593	2,501	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2010

ALLIED HEALTHCARE INTERNATIONAL INC.

By:	/s/ Marvet Abbassi
Name: Marvet Abbassi Title: Financial Controller